                           SCHEDULE 14A INFORMATION


Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant (x)

Filed by a Party other than the Registrant ( )

- -------------------------------------------------------

Check the appropriate box:

(x)  Preliminary Proxy Statement
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                       PRICE COMMUNICATIONS CORPORATION
         ------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                       PRICE COMMUNICATIONS CORPORATION
         ------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(x)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:


          ------------------------------------------------

     3) Per unit price or other underlying value of transaction compute pursuant to Exchange Act Rule 0-11:*

          ------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ------------------------------------------------


     * Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously Paid:

          ------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ------------------------------------------------

     3)   Filing Party:

          ------------------------------------------------

     4)   Date Filed:

          ------------------------------------------------

                       PRICE COMMUNICATIONS CORPORATION
                             45 Rockefeller Plaza
                          New York, New York  10020
                               ________________
                   Notice of Annual Meeting of Shareholders
                               ________________

     To the shareholders of PRICE COMMUNICATIONS CORPORATION

          NOTICE IS HEREBY GIVEN that the annual meeting of Price Communications Corporation will be held at the offices of Proskauer Rose Goetz & Mendelsohn, 1585 Broadway, New York, New York on Wednesday, March 1, 1995 at 10:00 a.m. Eastern Standard Time for the following purposes:

          1.   To elect six directors;

          2. To act on proposals to amend the Company's Amended and Restated Certificate of Incorporation to:

               a. Increase the number of shares of Preferred Stock that the Company shall have authority to issue;

               b. Authorize the Board of Directors to establish series of Preferred Stock for acquisitions and other purposes;

               c. Continue with nine Directors the classification of the Board of Directors currently in place pursuant to the Company's court-ordered Plan of Reorganization;

               d. If the amendment continuing the classification of the Board of Directors is not adopted, provide for a Board of from five to ten Directors, as set from time to time by resolution of the Board;

               e. Permit the removal of Directors only for cause by deleting the provision allowing Directors to be removed without cause;

               f. Permit the holders of not less than a majority of the outstanding shares of the Company's Common Stock to call a special meeting of shareholders; and

          3. To transact such other business as may properly be brought before the meeting.

          The Board of Directors has fixed the close of business on January 23, 1995, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                   By order of the Board of Directors


                                   Kim I. Pressman,
                                   Executive Vice President and Secretary
February 1, 1995

          WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO INSURE THAT YOUR SHARES ARE VOTED.

                         PRELIMINARY PROXY STATEMENT

                              TABLE OF CONTENTS

Proxy Statement . . . . . . . . . . . . . . . . . . . . . .

Principal Shareholders. . . . . . . . . . . . . . . . . . .

Security Ownership of Management. . . . . . . . . . . . . .

Directors and Executive Officers. . . . . . . . . . . . . .

Executive Compensation. . . . . . . . . . . . . . . . . . .

Certain Relationships and
  Related Transactions. . . . . . . . . . . . . . . . . . .

Proposed Amendments to the Certificate of Incorporation
  (i) Increasing the Number of Authorized
  Shares of Preferred Stock and (ii)
  Authorizing the Board of Directors to
  Establish Series of Preferred Stock . . . . . . . . . . .

Proposed Amendments to the Certificate of Incorporation
  (i) Continuing the Classification of the Board of
  Directors or, in the Alternative, Providing for a
  Board of From Five to Ten Directors, (ii) Permitting
  the Removal of Directors only for Cause by eliminating
  the Removal of Directors Without Cause, and (iii)
  Permitting the Holders of Not Less than a Majority of
  the Outstanding Shares to Call a Special Meeting of
  Shareholders. . . . . . . . . . . . . . . . . . . . . . .

Shareholder Proposals . . . . . . . . . . . . . . . . . . .

General . . . . . . . . . . . . . . . . . . . . . . . . . .

                       PRICE COMMUNICATIONS CORPORATION
                             45 Rockefeller Plaza
                          New York, New York  10020

                              __________________

                         PRELIMINARY PROXY STATEMENT
                              __________________


          This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Price Communications Corporation (the "Company") to be voted at the Annual Meeting of shareholders of the Company, referred to in the foregoing Notice (the "Meeting"), to be held at the offices of Proskauer Rose Goetz & Mendelsohn, 1585 Broadway, New York, New York, on Wednesday, March 1, 1995 at 10:00 a.m. Eastern Standard Time. If not otherwise specified, all proxies received pursuant to this solicitation will be voted in the election of directors FOR the persons named herein and FOR each of the proposed amendments to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") identified in the foregoing Notice and described herein.

          Shareholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, by executing a subsequent proxy and presenting it to the Secretary of the Company, or by attending the Meeting and voting in person.

          As of January 23, 1995, the record date for the Meeting, _____ shares of the Company's Common Stock were outstanding and entitled to vote at the Meeting, with each share being entitled to one vote. Only shareholders of record at the close of business on January 23, 1995 will be entitled to vote at the Meeting, and this Proxy Statement and the accompanying proxy are being sent to such shareholders on or about February 1, 1995.

                            PRINCIPAL SHAREHOLDERS

          As of December 31, 1994, the following were the only persons known by the Company to own beneficially (as defined under the applicable rules of the Securities and Exchange Commission) more than 5% of its outstanding Common Stock, in each case with the sole power to vote and dispose of the shares unless otherwise noted:

                                                 Amount and
                                   Title          Nature of       Percent
                                    of           Beneficial          of
                                   Class        Ownership(1)       Class
                                   -----        ------------      --------
Robert Price                       Common        2,620,635(2)      29.2%
45 Rockefeller Plaza               Stock
New York, New York  10020

Franklin Advisers, Inc.            Common        1,833,533         20.4%
Mariners 777 Island Blvd.          Stock           shares
San Mateo, CA  94403

Hilltop Partners, L.P.             Common        1,034,144(3)      11.5%
Laifer Inc.                        Stock           shares
114 West 47th Street
New York, NY  10036

S.A.C. Capital Management, L.P.    Common          862,300(4)       9.6%
520 Madison Avenue                 Stock
New York, New York  10022


Massachusetts Financial            Common          769,275          8.6%
  Services Company                 Stock           shares
500 Boylston Street
Boston, MA  02116

T. Rowe Price Associates, Inc.     Common          673,654(5)       7.5%
100 East Pratt Street              Stock
Baltimore, MD  21202

Bruce D. Ovitz                     Common          635,849          7.1%
227 West Monroe Street             Stock           shares
Suite 5025
Chicago, Illinois  60606


________________________

(1) Under the applicable rules of the Securities and Exchange Commission, each entity is deemed to be a beneficial owner with the power to vote and direct the disposition of these shares. Except as to Mr. Price, Franklin Advisers, Inc. and S.A.C. Capital Management, L.P., the information provided with respect to these shareholders is based solely on the respective reports on Schedule 13D or 13G filed by such shareholders.

(2) Does not include 500,000 shares subject to an option granted to Mr. Price which is not exercisable within 60 days of December 31, 1994 and is described in this Proxy Statement under "Executive Compensation." Mr. Price has the sole power to vote and direct the disposition of 724,191 of the 2,620,635 shares shown in the table. Of the remaining shares, 1,034,144 shares are beneficially owned by Laifer Inc., which has granted Mr. Price and his assignees a right of first refusal to purchase any of these shares that Laifer Inc. proposes to sell, on the same terms as the proposed sale, provided that Mr. Price or such assignees purchase all of the shares proposed to be sold. In addition, Laifer Inc. has granted Mr. Price an irrevocable proxy to vote all such 1,034,144 shares as long as they are beneficially owned by it. Such 2,620,635 shares also include 862,300 shares beneficially owned by S.A.C. Capital Management, L.P., which Mr. Price has agreed to purchase or cause to be purchased on or before February 1, 1995.

(3) See Footnote 2 for certain information with respect to a right of first refusal and an irrevocable proxy granted with respect to these shares.

(Footnotes for preceding page)

(4) As general partners of S.A.C. Capital Management, L.P., Steven A. Cohen and Lawson Capital Management, Inc. share with it the power to vote and dispose of these shares and, accordingly, are deemed to be the beneficial owners of such shares for purposes of the reporting requirements of the Securities Exchange Act of 1934. See Footnote 2 for certain information with respect to an agreement of sale with respect to these shares.

(5) These shares are owned by various individual and institutional investors including T. Rowe Price Mutual Funds, for which T. Rowe Price Associates, Inc. ("Associates") serves as investment adviser with power to direct investments and/or sole power to vote these shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Associates is deemed to be a beneficial owner of such securities; however, Associates
     expressly disclaims that it is, in fact,   the beneficial owner of such
     securities.

                       SECURITY OWNERSHIP OF MANAGEMENT

          The following table reflects the number of shares of Common Stock of the Company beneficially owned (as defined under the applicable rules of the Securities and Exchange Commission) as of December 31, 1994 by each director and nominee, each executive officer named in "Executive Compensation" and all executive officers and directors as a group in each case with sole power to vote or dispose of such shares unless otherwise noted.


                                                  Amount and
                                      Title        Nature of       Percent
                                       of         Beneficial          of
Name                                  Class        Ownership        Class
- ----                                  -----       ----------       -------
Robert Price                          Common      2,620,635(1)       __%
                                      Stock         shares

Bill Bengtson                         Common         18,807(2)          (3)
                                      Stock

George H. Cadgene                     Common          1,766(4)          (3)
                                      Stock

Robert F. Ellsworth                   Common             68             (3)
                                      Stock

James Lyndon Kreps                    Common              0             (3)
                                      Stock

Robert Paul                           Common              0             (3)
                                      Stock

Kim I. Pressman                       Common         40,144(5)          (3)
                                      Stock

Steven Price                          Common          5,000             (3)
                                      Stock

All executive officers                Common      2,686,420(6)      29.9%
and directors as a group              Stock
(8 persons)

______________________


     (1) Does not include 500,000 shares subject to an option granted to Mr. Price which is not exercisable within 60 days of December 31, 1994 and is described in this Proxy Statement under "Executive Compensation." See Footnote (2) under "Principal Shareholders" for certain information with respect to Mr. Price's beneficial ownership of the shares shown.

     (2) Represents shares issuable upon exercise of stock options within 60 days of December 31, 1994.

     (3)  Less than 1%.

     (4) Includes 266 shares held by Mr. Cadgene's wife, as to which Mr. Cadgene disclaims beneficial ownership.

                                                      (Footnotes continue on
                                                           on following page)

     (5) Includes 11 shares Ms. Pressman owns in a self-directed IRA account. Includes 40,133 shares issuable upon exercise of stock options within 60 days of December 31, 1994.

     (6) Includes 78,235 shares issuable upon exercise of stock options within 60 days of December 31, 1994. See "Executive Compensation-Stock Options."

          See "Directors and Executive Officers", "Executive Compensation", and "Certain Relationships and Related Transactions" for a description of certain other relationships and related transactions.

                       DIRECTORS AND EXECUTIVE OFFICERS

          The Certificate of Incorporation, which was promulgated with the Company's creditors under court approval as part of the Company's Plan of Reorganization, currently sets at ten the number of Directors constituting the entire Board of Directors and establishes a "classified board" divided into three classes. The Certificate of Incorporation provides that such classification will terminate as of the Meeting, and that the provisions relating to the Board of Directors may be amended after December 30, 1995 (the third anniversary of the consummation of the Company's Plan of Reorganization) with the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock (with the vote of 80% of such shares being required for amendments on or prior thereto).

          The Board of Directors will nominate six individuals for election at the Meeting, and proposes to continue as of January 2, 1996 the classification of the Board of Directors currently in place pursuant to the Company's court-ordered Plan of Reorganization. If such amendment is adopted by the shareholders, as of January 2, 1996 the Board will consist of three classes, with three Directors in each class, and three of the Directors elected at the Meeting will be placed in the class whose terms of office will continue until the 1997 annual meeting of shareholders and the other three Directors elected at the Meeting will be placed in the class whose terms of office will continue until the 1998 annual meeting of shareholders. (The identities of the Directors nominated for each such class are set forth in the table below.) If the amendment is adopted, the Board of Directors intends to fill (at or about the time such amendment becomes effective in January 1996) the three vacancies in the class whose term of office will expire at the 1996 annual meeting of shareholders. If the amendment continuing the classification of the Board is not adopted by the shareholders, Directors elected at the Meeting will serve for one-year terms. See "Proposed Amendments to the Certificate of Incorporation (i) Continuing the Classification of the Board of Directors or, in the Alternative, Providing for a Board of Directors of From Five to Ten Directors, (ii) Permitting the Removal of Directors only for Cause by Eliminating the Removal of Directors Without Cause, and (iii) Permitting the Holders of Not Less than a Majority of the Outstanding Shares to Call a Special Meeting of Shareholders."

            If the amendment continuing the court-approved classification of the Board is not adopted by the shareholders, the Board has proposed an amendment to the Certificate of Incorporation providing for a Board of Directors consisting of from five to ten members, with the actual number being set from time to time by resolution of the Board. If that amendment is adopted, the Board currently intends to set the size of the entire Board initially at six members. The Board believes that a six person Board is sufficient for a corporation of the size and nature of the Company. The Board is proposing a classified Board of nine directors because it believes that having a classified Board is in the best interests of the Company and its shareholders and New York law requires a minimum of three directors in each class. The Board is further of the view that continuation of a classified board is consistent with the corporate governance provisions promulgated as in the Company's best interests with the Company's Creditors under court approval as part of the Company's Plan of Reorganization.

          The following table sets forth the nominees for election as Directors of the Company, their respective ages, the respective terms they would serve if the proposed amendment to continue the classification of the Board is adopted, the year in which each became Director, and, where applicable, the offices of the Company held by such Director.

                                             Director      Nominated for
Director's Name                  Age           Since       Term Expiring(1)
- ----------------                 ---         --------      ----------------
Robert Price                     62            1979             1997
  President, Chief
  Executive Officer
  and Treasurer

George H. Cadgene                76            1981             1997

Robert F. Ellsworth              68            1981             1998

Robert Paul                      63            1994             1997

Kim I. Pressman                  38            1993             1998
  Executive Vice
  President and
  Secretary


Steven Price                     33            1994              1998


__________________

(1) Assumes adoption of the proposed amendment continuing the Company's classified Board.

          Robert Price (Director, President, Chief Executive Officer and Treasurer of the Company), an attorney, is a former General Partner of Lazard Freres & Co. He has served as an Assistant United States Attorney, practiced law in New York and served as Deputy Mayor of New York City. In the early sixties, Mr. Price served as President and a Director of Atlantic States Industries, a corporation owning weekly newspapers and four radio stations. After leaving public office, Mr. Price became Executive Vice President of The Dreyfus Corporation and an Investment Officer of The Dreyfus Fund. In 1972 he joined Lazard Freres & Co. Mr. Price has served as a Director of Holly Sugar Corporation, Atlantic States Industries, The Dreyfus Corporation, Graphic Scanning Corp. and Lane Bryant, Inc., and is currently a member of The Council on Foreign Relations. Mr. Price is also a Director and President of TLM Corporation, and a Director and President of PriCellular Corporation.

          George H. Cadgene, an engineer by training, is a private investor. His former occupational affiliations include Givaudan Corporation, Trubek Laboratories and International Flavors and Fragrances, where he served as Vice President for Aroma Chemical Sales. Mr. Cadgene has served as a Director of Highland Capital Corporation and Intarome, Inc. He has also served as President of the Essential Oil Association from 1967 to 1968 and as President of the Drug, Chemical and Allied Trade Association from 1969 to 1971.

Robert F. Ellsworth is President of Robert Ellsworth & Co., Inc., Washington, D.C., a private investment firm. He is also a trustee of Corporate Property Investors and a Director of Andal Corporation, DBA Systems, Inc., Fairchild Space and Defense Corporation, Sokol-Almaz-Radar Corporation, and Chairman of the Board of Howmet Corporation. From 1974 to 1977 he served as an Assistant Secretary and then Deputy Secretary of Defense. He was a General Partner of Lazard Freres & Co. from 1971 to 1974, and served in the United States House of Representatives from 1961 to 1967. His professional affiliations include the International Institute for Strategic Studies, London, of which he is chairman; Atlantic Council of the United States, Washington, D.C.; The Council on Foreign Relations, New York; and the American Council on Germany, New York.

Robert Paul is a graduate of New York University and Columbia Law School. He is a member of the law firm of Hornsby Sacher Zelman Stanton & Paul, Miami, Florida. From 1964 to 1994 he was a partner in the firm of Paul Landy Beiley & Harper, P.A. He is a member of the Board of Trustees of the University of Miami and the Executive Committee of the Greater Miami Chamber of Commerce, and is a past President and a member of the Board of Directors of the Zoological Society of Florida and now serves as Chairman of its Board of Trustees. He is a director of the Republic National Bank of Miami. He has also served as past President and Director of the Florida Philharmonic, past Director of the Greater Miami Opera Association and has participated in several European trade missions sponsored by Florida Governors.

Kim I. Pressman, a certified public accountant, is a graduate of Indiana University and holds an M.B.A. from New York University. Before assuming her present office as Executive Vice President and Secretary in October 1994, Ms. Pressman was Vice President and Treasurer of the Company from November 1987 to December 1989, and Senior Vice President of the Company from January 1990 to September 1994. She was also Secretary of the Company from July 1989 to February 1990. Ms. Pressman was Vice President-Broadcasting and Vice President, Controller, and Assistant Treasurer of the Company from 1984 to October 1987. Prior to joining the Company in 1984, Ms. Pressman was employed for three years by Peat, Marwick, Mitchell & Co., a national certified public accounting firm, and for more than three years thereafter was Supervisor, Accounting Policies for International Paper Company and then Manager, Accounting Operations for Corinthian Broadcasting Division of Dun & Bradstreet Company, a large group owner of broadcasting stations. Ms. Pressman is a Director, Vice President, Treasurer and Secretary of TLM Corporation, and a Director, Vice President and Secretary of PriCellular Corporation.

Steven Price is Vice President - Director of Corporate Development of PriCellular Corporation. From 1990 to 1993 he was an attorney with Davis Polk & Wardwell. Prior thereto, Mr. Price was appointed by President Bush to serve in the U.S. State Department as Special Assistant to the Chief U.S. Nuclear Arms Negotiator, and worked in the mergers and acquisitions department of Goldman, Sachs & Co. He is a graduate of Brown University and Columbia Law School and is the son of Robert Price, the President of the Corporation.

The Board of Directors of the Company met six times during the year ended December 31, 1994. Each member of the Board attended all of the meetings of the Board and the committees of the Board of which he or she is a member held during the year while he or she was a member thereof.

          Directors are compensated for their reasonable travel and related expenses in attending in-person Board of Directors or committee meetings, and directors who are not officers or employees of the Company receive $2,000 for attendance at each Board of Directors or committee meeting. Each such director also receives fees of $7,000 per annum in addition to meeting fees; provided, however, that no director may receive fees in excess of $15,000 per annum.

The Board of Directors has established an Audit and Finance Committee, a Stock Option and Compensation Committee, and a Nominating Committee. The Audit and Finance Committee consists of Messrs. Cadgene, Ellsworth and Paul. Its functions include (i) making recommendations to the Board of Directors as to the independent accountants to be appointed by the Board, (ii) reviewing with the independent accountants the scope of their examination, (iii) receiving the reports of the independent accountants and meeting with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports, (iv) reviewing, either directly or through the independent accountants, the internal accounting and auditing procedures of the Company and (v) studying various issues relating to the capital structure of the Company. The Audit Committee held three meetings in 1994.

          The Stock Option and Compensation Committee consists of Messrs. Cadgene, Ellsworth and Paul. Its functions include reviewing and approving arrangements relating to the compensation of executive officers of the Company and administering the Company's 1992 Long Term Incentive Plan. The Compensation Committee held two meetings in 1994.

          The Nominating Committee consists of Messrs. Cadgene, Ellsworth and Paul. The Nominating Committee nominates candidates for election to the Company's Board of Directors and met once in 1994. The Nominating Committee will consider nominations by shareholders made pursuant to timely notice in proper written form to the Secretary of the Company. To be timely, such a notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days or more than 90 days prior to the meeting at which directors are to be elected; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the security-holder to be timely must be so received not later than the close of business on the earlier of (i) the tenth day following the day on which such notice of the date of meeting was mailed or such public disclosure was made or (ii) the last business day prior to the meeting date. To be in proper written form, a shareholder's notice to the Secretary must set forth in writing (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in connection with the solicitation or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation or law, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected; and (ii) as to the shareholder or shareholders giving notice, (x) the name and address, as they appear on the Company's books, of such shareholder or shareholders and (y) the class and number of shares of the Company which are beneficially owned by such shareholder or shareholders.

Executive Officers

          The following table sets forth the executive officers of the Company, their respective ages, the year in which each was first elected an executive officer and the office of the Company held by each. Each executive officer will hold office until removed or until his or her respective successors has been duly elected and qualified. Certain biographical information with respect to each executive officer who is not also a Director of the Company is also provided.


                                                                 Executive
                                                                   Officer
Officer's Name               Age        Position                    Since
- --------------               ---        --------                 ----------
Robert Price                 62         President,               1979
                                        Chief Executive
                                        Officer and Treasurer

Kim I. Pressman              38         Executive Vice           1984
                                        President and Secretary

Bill Bengston                63         Senior Vice               1989
                                        President/Television

James Lyndon Kreps           34         Vice President and        1995
                                        Controller


          Bill Bengtson has held a variety of positions in the broadcasting industry for 34 years and assumed his current position in July 1989. Mr. Bengtson is also Vice President and General Manager of KSNF-TV, the Company's NBC affiliate in Joplin, Missouri/Pittsburg, Kansas, a position he has held since April 1987. From January 1985 to March 1987, he was Vice President and General Manager of KRCG-TV, a CBS affiliate in Jefferson City/Columbia, Missouri formerly owned by the Company. Prior to joining the Company in 1985, Mr. Bengtson was Vice President and General Manager of KOAM-TV in Pittsburg, Kansas for 12 years. Mr. Bengtson has served on the National Association of Broadcasters' Television Board of Directors, and as President of the Pittsburg, Kansas Chamber of Commerce, President of the Pittsburg, Kansas Industrial Development Corporation and Mayor of Pittsburg, Kansas.

          James Kreps, a certified public accountant and graduate of Bucknell University, assumed his current position in July 1994. Prior to joining the Company in 1994, Mr. Kreps was Vice President of Promotional Concept Group, Inc. From June 1989 to September 1992 Mr. Kreps served in various positions at Paramount Pictures Corporation including Director of Financial Reporting and Analysis in the Television Group. From April 1988 to June 1989, Mr. Kreps was a Supervisor of Internal Audit for Gulf & Western (Paramount Communications Corporation). Mr. Kreps also spent four years with Coopers & Lybrand.


                            EXECUTIVE COMPENSATION

          The following Summary Compensation Table includes individual compensation information for services rendered in all capacities during the fiscal years ended December 31, 1994, December 31, 1993 and December 31, 1992 by the Chief Executive Officer and the two other most highly paid executive officers in office on December 31, 1994 whose salary and bonus for the year ended December 31, 1994 exceeded $100,000.

                      SUMMARY COMPENSATION TABLE


                                           Annual           Long Term
                                        Compensation       Compensation
                                                            Securities
                                                            Underlying         All Other
                                  Salary        Bonus         Options        Compensation
Name/Title               Year      ( $ )        ( $ )          ( # )            ( $ )
- ----------               ----      -----        -------      ----------       ------------
Robert Price             1994      300,000      200,000      500,000
President, Chief
   Executive Officer     1993      200,000      250,000            0
   and Treasurer         1992      372,290      150,000            0

Kim I. Pressman          1994       95,000       30,000       20,000
Executive Vice
   President and         1993       90,417       25,000            0
   Secretary             1992       90,000       10,000       40,133              18,750(1)

Bill Bengston            1994      131,000       15,000       10,000
Senior Vice President/
   Television            1993      131,000        5,000            0
                         1992      131,000       41,513       21,407

__________________

(1) Ms. Pressman received $18,750 for 25,000 TLM Corporation Stock Options bought back by TLM Corporation, which at the time was a subsidiary of the Company.

          In October 1994, the Company entered into a new employment agreement with Robert Price, the President of the Company, for a three-year term ending October 6, 1997, subject to extension. The agreement provides for base compensation at the rate of $300,000 per annum, subject to certain cost of living increases, and such performance bonuses as may be determined by the Board of Directors in its sole discretion. Under the agreement, if the Company terminates Mr. Price's employment for Cause (as defined therein), or if Mr. Price terminates his employment at his option, Mr. Price will be entitled to a severance payment from the Company equal to one year's base salary. If the Company terminates Mr. Price's employment without Cause, or if Mr. Price terminates his employment for Good Reason (as defined in the employment agreement), Mr. Price will be entitled to a severance payment from the Company equal to three years' base salary. Good Reason is defined to include the occurrence of a Change in Control (as defined in the agreement).

          The Company has also entered into an employment agreement with Kim I. Pressman, the Executive Vice President and Secretary of the Company, for a three-year term ending January 5, 1998, subject to extension. The Agreement provides for a base compensation at the rate of $100,000 per annum, subject to certain cost of living increases, and discretionary performance bonuses. Under the employment agreement, if the Company terminates Ms. Pressman's employment without Cause (as defined therein), or if Ms. Pressman terminates her employment at her option, Ms. Pressman will be entitled to a severance payment from the Company equal to one year's base salary. If the Company terminates Ms. Pressman's employment without Cause, or if Ms. Pressman terminates her employment for Good Reason (as defined in the employment agreement), Ms. Pressman will be entitled to a severance payment from the Company equal to three years' base salary. Good Reason is defined to include the occurrence of a Change in Control (as defined in the agreement).

                       PRICE COMMUNICATIONS CORPORATION
                           STOCK PRICE PERFORMANCE

          The following graph shows the five year cumulative total return (change in the year-end stock price plus reinvested dividends) to shareholders for Price Communications Corporation compared to the Standard & Poor's 500 Index and Standard & Poor's Broadcast Industry Index cumulative total return. The graph assumes investment of $100 on December 31, 1989 in the Company's common stock, the Standard & Poor's Broadcast Industry Index and the Standard & Poor's 500 Index. The companies represented in the Standard & Poor's Broadcast Industry Index are not necessarily similar in size to the Company and include some companies larger than the Company.



                                                                  TOTAL SHAREHOLDERS RETURN
                                                                        PREPARED FOR
                                                               PRICE COMMUNICATIONS CORPORATION
- ------------------------------------------------------------------------------------------------------------------------------------
Fiscal Year Basis:  12
                                          Return          Return          Return          Return          Return
Company/Index Name                        1990             1991            1992           1993            1994
- ------------------------------------------------------------------------------------------------------------------------------------
PRICE COMMUNICATIONS CORP.               -96.88          -49.73            19.68          74.98           65.10
- ------------------------------------------------------------------------------------------------------------------------------------
S&P 500 INDEX                             -3.11           30.47             7.62          10.08            1.32
- ------------------------------------------------------------------------------------------------------------------------------------
BROADCAST MEDIA                          -16.96            7.76            21.73          40.27           -7.15
- ------------------------------------------------------------------------------------------------------------------------------------
                                              Indexed/Cumulative Returns Company/Index Name Base
- ------------------------------------------------------------------------------------------------------------------------------------
                            Base
                           Period         Return          Return          Return          Return          Return
Company/Index Name          1989          1990             1991            1992           1993            1994
- ------------------------------------------------------------------------------------------------------------------------------------
PRICE COMMUNICATIONS CORP.   100           3.12            1.57             1.88           3.28            5.42
- ------------------------------------------------------------------------------------------------------------------------------------
S&P 500 INDEX                100          96.89          126.42           136.05         149.76          151.74
- ------------------------------------------------------------------------------------------------------------------------------------
BROADCAST MEDIA              100          83.04           89.48           108.92         152.79          141.87
- ------------------------------------------------------------------------------------------------------------------------------------


     This total shareholders return model assumes reinvested dividends.
     Prepared by Standard & Poor's Compustat, a division of McGraw-Hill, Inc.



          Under the rules of the Securities Exchange Commission (the "SEC") this graph is not deemed "soliciting material"
and is not incorporated by reference in any filings with the SEC under the Securities Act of 1933 or the Securities Exchange Act of
1934.



Compliance with Section 16(a) of the Securities Exchange Act of 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company to file with the SEC initial reports of ownership and reports of changes in ownership of securities of the Company. Directors and executive officers are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

          To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all
Section 16(a) filing requirements applicable to directors and executive officers were timely satisfied, except that Steven Price's initial statement was inadvertently filed late.

Stock Options

          The following table reflects the number of options shares of the Company's Common Stock subject to options granted under its 1992 Long Term Incentive Plan (the "LTIP) during the year ended December 31, 1994.

                      OPTION GRANTS IN LAST FISCAL YEAR

               Number of           % of
               Securities      Total Options                                                 Potential Realizable Value at
               Underlying       Granted to                                                     Assumed Annual Rates of
                Options        Employees in            Exercise          Expiration            Stock Price Appreciated for
Name          Granted(1)        Fiscal Year             Price               Date                     Option Term (2)
- ----          -----------      -------------           ---------         -----------         ------------------------------
                                                                                                     5%         10%
Robert
Price            500,000 (3)         89%                 $3.75           February 10,            $1,180,000   $2,990,000
                                                                            2004
Kim I.
Pressman          20,000            3.6%                 $3.75           February 10,               $47,200     $119,600
                                                                            2004
Bill
Bengston          10,000            1.8%                 $3.75           February 10,               $23,600      $59,808
                                                                            2004
_______________________

(1)  Upon the occurrence of a "change in control," as defined in the LTIP, the Company's Stock Option and
     Compensation Committee may, in its discretion, provide for the purchase of any then outstanding options by the Company or a designated subsidiary for an amount of cash equal to the excess of (i) the product of the "change in control price" (as defined below) and the number of shares of the Company's Common
     Stock subject to the options over (ii) the aggregate exercise price of such options.  The change in control price means the higher of (i) the highest price per share of Common Stock paid in any transaction related to a change in control of the Company and (ii) the highest "fair market value," as defined in the LTIP, of the Common Stock at any time during the 60-day period preceding the change in control.

(2)  In order for the named individuals to realize these potential values, the closing price of the Company's
     Common Stock on February 10, 2004 would have to be $6.11 and $9.72 per share, respectively.

(3)  Mr. Price's option may be exercised at any time, in whole or in part, whether or not Mr. Price is employed by the Company at the time of exercise, during the period beginning on the earlier of (i) the day immediately succeeding the date on which the average "fair market value," as defined in the LTIP, of the
     Company's Common Stock equals or exceeds $12 for any period of ten consecutive trading days and (ii)
     February 10, 2001 and terminating on February 10, 2004.  The option also becomes exercisable upon Mr.
     Price's "incapacity" or the termination of his employment for "good reason" or "without cause," as those terms are defined in Mr. Price's stock option agreement, or a "change in control", as that term is defined in the LTIP.



          The following table reflects the number of stock options held by the executive officers named in the Summary Compensation Table on December 31, 1994.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTION VALUES


                                                       Number of Securities               Value of Unexercised
                                                      Underlying Unexercised                  In-the-Money
                                                         Options at Fiscal                  Options at Fiscal
                                                              Year End                          Year End
                                                        -----------------------          ----------------------
                          Shares
                       Acquired on         Value
                      Exercise (#)      Realized ($)   Exercisable   Unexercisable       Exercisable   Unexercisable
                      ------------      ------------   ------------  -------------       -----------   -------------
Robert Price                                                --          500,000                 --      $1,375,000

Kim I. Pressman          20,000         $43,475           20,133         20,000             $77,109        $55,000

Bill Bengtson            11,800         $25,519            9,607         10,000             $36,795        $27,500




               STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON
                EXECUTIVE COMPENSATION AND REPRICING OF OPTIONS


          Under the rules of the SEC, this report is not deemed "soliciting material" and is not incorporated by reference in any filing with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Stock Option and Compensation Committee of the Board of Directors is composed of three non-employee directors, Messrs. George H. Cadgene, Robert F. Ellsworth and Robert Paul. It is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies and the annual compensation paid to the Company's executive officers and administering the LTIP. The Committees believe that the Company's compensation arrangements should enable the Company to attract and retain highly qualified executive employees, reward individual performance and foster an identity of interest between management and the Company's shareholders.

Executive compensation consists of base salary, annual cash incentive compensation and long-term incentive compensation components. Base salary levels for the Company's executive officers are generally intended to be competitive with those offered by comparable media companies, although the Company does not attempt to target salaries at any particular point in the range (low, medium or high) of salaries paid by such companies. The Company considers comparable media companies as owners of a small number of radio and television operations located in medium sized markets providing news and entertainment to the communities they serve. Specific individual experience and performance and the needs of the Company are also taken into account. As for annual incentive compensation, the Committee believes cash bonuses at the station level should be based primarily on improvement of station cash flow, but that exceptional individual performance may merit bonus awards that are not tied to such financial performance. Bonuses, assuming performance targets are met, are intended to be at a level competitive with those offered by similar media companies. Over the last year certain of such performance target levels were not met, in which cases bonuses based on cash flow were not paid.

          In October 1994, the Company entered into a new employment agreement with Robert Price, replacing the employment agreement previously in effect. Among the changes effected in the new agreement were the replacement of provisions containing awards of stock and cash bonuses to Mr. Price based on formulas set forth in such prior agreement with a provision permitting the Company's Board of Directors to award bonuses in its discretion and increasing effective October 1994 Mr. Price's base salary from $200,000 per year to $300,000 per year plus an annual cost of living adjustment. Among the reasons for the change in Mr. Price's agreement was the belief that discretionary bonuses would permit the Board of Directors to make bonus awards taking into account all of the factors the Board deemed relevant rather than simply the formula factors set forth in the prior agreement.

          The Company has awarded Mr. Price a cash bonus of $200,000 for 1994. Among the factors taken into account by the Company's Board of Directors in determining the amount of such bonus were that under Mr. Price's prior employment agreement he would have become entitled to a stock bonus for 1994 with a cash value that the Board estimated at approximately $290,000, and that the Company's net income for 1994 was estimated at the highest level of net income in the Company's history.

          The third component of the executive compensation package is the LTIP. The LTIP is designed to foster the executives' interests in the long-term financial performance of the Company and shareholder values. The LTIP provides for the grant of stock options, restricted stock and other equity or cash awards the value of which generally is tied to increases in the market value of the Company's Common Stock or other indices of shareholder value. By making part of an executive's total compensation package in the form of LTIP awards, the actual compensation realized by the executive is made dependent upon the Company's long-term financial success and shareholder returns. In addition, awards under the LTIP are, with limited exceptions, subject to forfeiture if the recipient does not remain with the Company for specified periods of time, thereby giving executives additional incentives to stay with the Company.

          In February 1994 the Company granted Mr. Price under the LTIP an option for 500,000 shares of the Company's Common Stock for $3.75 per share (the fair market value of the Company's Common Stock on the date of grant), exercisable on the earlier of (i) the date on which the average fair market value of the Company's Common Stock equals or exceeds $12 per share for any period of ten consecutive trading days and (ii) February 10, 2001 and terminating on February 10, 2004. The option also becomes exercisable upon Mr. Price's "incapacity" or the termination of his employment for "good reason" or "without cause," as those terms are defined in Mr. Price's stock option agreement, or a "change in control," as that term is defined in the LTIP. The Company's Board of Directors and Stock Option Committee determined to grant such options to Mr. Price in order to provide him with significant equity incentive in the Company, maximizing the incentive nature of the options so that, in general, during the first seven years after the grant thereof such options would provide a benefit to Mr. Price only if he achieved an extraordinary increase in the market price of the Company's Common Stock, significantly benefiting the Company and its shareholders as an entirety.

          The Company has not developed a policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162
(m) of Internal Revenue Code for the reason that none of the Company's executive officers receive a level of compensation which would make it advisable for the Company to have such a policy.

                                   George H. Cadgene
                                   Robert F. Ellsworth
                                   Robert Paul
                                        (members of the Stock Option and
                                         Compensation Committee)


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In May 1994, the Company sold to its former majority owned subsidiary, TLM Corporation, all of the capital stock of Eimar Realty Corporation, the sole asset of which is an office building in Nashville, Tennessee, for an aggregate purchase price of $815,000, consisting of $275,000 in cash and the balance under a four-year promissory note bearing interest at 5% per annum. The Company had attempted unsuccessfully to find an unrelated buyer for the Eimar property for approximately two years prior to such sale. Robert Price and Kim I. Pressman are officers and directors of TLM Corporation.

          On December 5, 1994, Robert Price, the President of the Company, obtained the right to acquire up to 1,000,000 shares of the Company's Common Stock (the "Laifer Shares") for an aggregate purchase price of $6,555,000 pursuant to a Stock Purchase Agreement, among Mr. Price, certain sellers and Laifer Inc. Mr. Price acquired 300,000 of the Laifer Shares on December 5, 1994. Mr. Price subsequently assigned his rights to acquire 400,000 of the Laifer Shares to the Company, and such shares were acquired by the Company on December 15, 1994.
Mr. Price assigned his rights to purchase an additional 100,000 of the Laifer Shares to an unaffiliated person, which purchased such shares on December 19, 1994, and Mr. Price acquired the remaining 200,000 shares on December 20, 1994.

          See "Directors and Executive Officers" and "Executive Compensation" for a description of certain other relationships and related transactions.

                  PROPOSED AMENDMENTS TO THE CERTIFICATE OF
            INCORPORATION (I) INCREASING THE NUMBER OF AUTHORIZED
                SHARES OF PREFERRED STOCK AND (II) AUTHORIZING
        THE BOARD OF DIRECTORS TO ESTABLISH SERIES OF PREFERRED STOCK

          Article FOURTH of the Certificate of Incorporation authorizes the Company to issue up to 10,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"), no shares of which are outstanding. Any series of Preferred Stock established by the Board of Directors must be authorized by the Company's shareholders, although (unless required in a specific case by applicable law or stock exchange rules) no shareholder approval is required for the issuance of any shares of any series of Preferred Stock that has been so authorized. The Board of Directors has adopted, subject to shareholder approval, two amendments to the Certificate of Incorporation (the "Preferred Stock Amendments"), the first of which would increase the number of shares of Preferred Stock that the Company is authorized to issue to 20,000,000 shares, and the second of which would eliminate such shareholder authorization requirement. Set forth as Exhibit A is the text of (i) Paragraph A of Article FOURTH marked to show the changes to be made by the proposed amendment to increase the number of shares of Preferred Stock that the Company has authority to Issue and (ii) Paragraph C of Article FOURTH marked to show the changes to be made by the proposed amendment to eliminate the shareholder authorization requirement.

          Under the Certificate of Incorporation, each series of Preferred Stock may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof or thereon, as may be provided by the Board of Directors. Any series of Preferred Stock that may be established may rank senior to the Common Stock as to dividends, redemption and liquidation rights. Depending on the terms thereof, the issuance of shares of any particular series of Preferred Stock could reduce the relative voting power of the Common Stock, restrict the Company's ability to pay dividends on the Common Stock or purchase shares of Common Stock, or result in a reduction of the assets available for distribution to the holders of Common Stock in the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary.

          The Board of Directors recommends adoption of each of the Preferred Stock Amendments because it believes that the limit on the number of authorized shares of Preferred Stock and the current requirement of shareholder authorization for each series of Preferred Stock established by the Board of Directors unduly restricts the Company's ability to issue shares of Preferred Stock promptly for such proper corporate purposes as the Board of Directors may approve. In the Board of Directors' opinion, the primary reason for a corporation's certificate of incorporation to authorize preferred stock is to provide flexibility to the corporations's capital structure. The ability to establish the rights and preferences of a series of preferred stock in response to the specific situation in which shares of that series are proposed to be issued, such as a public offering or private sale of the corporation's securities or in connection with the acquisition of the stock or assets of another corporation, permits a corporation effectively to use its authorized shares of preferred stock in the best interests of the corporation and its shareholders. If shareholder authorization is required for the establishment of each series of preferred stock, however, the period of time necessary for obtaining such approval may prevent the corporation from acting with the promptness that the situation requires, as the process for obtaining such approval could take 60 days or more.

          The Board of Directors believes that the Certificate of Incorporation's shareholder authorization requirement is very uncommon for public corporations such as the Company, and, together with the current limit on the number of authorized shares of Preferred Stock, unduly restricts the Board of Directors in its exercise of its business judgment in managing the Company's finances and operations. The Company does not have any agreements, understandings, arrangements or other plans for the establishment of any series of Preferred Stock.

          The Preferred Stock Amendments may be viewed as potentially having the effect of discouraging an unsolicited attempt by any person or entity to acquire control of the Company. Authorized shares of preferred stock can be issued, and have in the past been issued by some corporations, with voting or conversion privileges intended to make the acquisition of the issuer more difficult or costly. By allowing the Board of Directors to establish a series of Preferred Stock without shareholder approval, the Preferred Stock Amendments could in the future discourage such an attempt to acquire control of the Company or limit the shareholders' ability to participate in certain types of transactions (such as a tender offer), whether or not such transactions are favored by a majority of the shareholders, and, as a result, could enhance the ability of officers and directors to retain their positions.

          The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required for approval of each of the Preferred Stock Amendments, which are being presented separately for consideration by the shareholders at the Meeting. If either or both of the Preferred Stock Amendments are adopted by the shareholders, a certificate of amendment effecting the adopted amendments will be filed as promptly as is practicable following the Meeting.

          The Board of Directors recommends a vote FOR each of the proposed Amendments to the Certificate of Incorporation.

           PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
       (I) CONTINUING THE CLASSIFICATION OF THE BOARD OF DIRECTORS OR,
   IN THE ALTERNATIVE, PROVIDING FOR A BOARD OF FROM FIVE TO TEN DIRECTORS,
           (II) PERMITTING THE REMOVAL OF DIRECTORS ONLY FOR CAUSE
          BY ELIMINATING THE REMOVAL OF DIRECTORS WITHOUT CAUSE, AND
               (III) PERMITTING THE HOLDERS OF NOT LESS THAN A
             MAJORITY OF THE OUTSTANDING SHARES TO CALL A SPECIAL
                           MEETING OF SHAREHOLDERS

          As noted above under "Directors and Executive Officers," the current classification of the Company's ten member Board of Directors, which was promulgated with the Company's creditors under court approval as part of the Company's Plan of Reorganizaton, will expire as of the Meeting. The Board of Directors is unanimously recommending that Article NINTH of the Certificate of Incorporation be amended, effective as of January 2, 1996, to continue the court-approved classification of the Board of Directors, with a Board consisting of nine Directors. In the alternative, if such amendment is not adopted by the shareholders, the Board of Directors has proposed that Article NINTH be amended to provide for a Board consisting of from five to ten Directors, with the actual number being set from time to time by resolution of the Board. If this alternative amendment is adopted, the Board of Directors currently intends to set the number of Directors constituting the entire Board initially at six, thereby eliminating the four vacancies which exist in the current ten member Board (and the consequent difficulties in obtaining a quorum for Board Meetings). If the amendment continuing the classification of the Board of Directors with a nine member Board is adopted, the Board of Directors currently intends to fill the three remaining seats at or about the time such amendment becomes effective in January, 1996. See "Directors and Executive Officers."

          The Board is also proposing (i) to further amend Article NINTH to permit the removal of Directors only for cause by deleting the provision permitting Directors to be removed without cause, and (ii) to amend Article EIGHTH to permit the holders of not less than a majority of the outstanding shares of the Company's common stock to call a special meeting of shareholders. Each of these proposals will be voted upon separately by the shareholders.

          Each of the foregoing amendments that is adopted by the shareholders will be implemented by the filing of a certificate of amendment on January 2, 1996, as Article ELEVENTH permits the amendment of Article EIGHTH or Article NINTH after December 30, 1995 with the affirmative vote of a majority of the outstanding shares of Common Stock (with the vote of 80% of such shares being required for amendment on or prior thereto).

General

          The Board of Directors has observed that certain tactics, such as accumulations of substantial common stock positions as preludes to proxy fights, hostile tender offers and greenmail, have become relatively common in takeover practice. The Board believes that such tactics can be highly disruptive to a corporation and contrary to the overall best interests of its shareholders. The proposed amendments are being submitted for shareholder approval in the light of these developments.

          A classified board makes it more time-consuming for a substantial shareholder to gain control of the board of directors without its consent, helps to assure a measure of continuity in the affairs and business strategies of a corporation, and provides the board of directors with additional time to review a proposed business combination with a substantial shareholder and formulate appropriate responses that, in the business judgement of the board, protect the interests of shareholders as a whole. Permitting the removal of directors only for cause is necessary to assure that the advantages of a classified board of directors are not circumvented by an acquiror removing the entire board without cause and filling the vacancies with its own nominees. Finally, permitting on the written consent of not less than a majority of the outstanding shares for the calling of a special shareholder meeting helps insure that a minority shareholder will not be able to put the Company "in play" by calling a special shareholders meeting.

          The Board believes the proposed amendments, would, if adopted, reduce the possibility that a third party could effect a sudden change in control of the Board of Directors without the support of the incumbent directors.
Although the proposed amendments would not impede a takeover of the Company determined by the Board to be in the best interests of the shareholders as a whole or restrict the ability of the shareholders to remove any director for cause, adoption of these amendments may have significant effects on the ability of shareholders of the Company to change the composition of the incumbent Board of Directors, to affect its policies generally, and to benefit from transactions which are opposed by incumbent directors.

          Taken together, the proposed amendments are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's length negotiations with the Board of Directors and to enhance the ability of the Board of Directors to negotiate with any such potential acquiror. The Board believes that the amendments would place the Board in a better position to protect the interests of all the shareholders of the Company in the event of an unsolicited takeover bid. The amendments are consistent with the Board's adoption last October of a Shareholder Rights Plan, which also has the intent of encouraging potential acquiror's to engage in arm's length negotiations with the Board. The Board further believes that continuation of a classified board is consistent with the court-approved corporate governance provisions promulgated with the Company's creditors as in the best interests of the Company as part of its Plan of Reorganization.

Classification of the Board of Directors

          New York law permits provisions in a certificate of incorporation or by-law approved by shareholders providing for a classified board of directors. The proposed classified board amendment to the Certificate of Incorporation provides that, as of the filing of the certificate of amendment on January 2, 1996, the Board of Directors would be divided into three classes. One class, consisting of three directors, would hold office for an initial term expiring at the 1996 annual meeting of shareholders; a second class of three directors would hold office for an initial term expiring at the 1997 annual meeting of shareholders; and a third class of three directors would hold office for an initial term expiring at the 1998 annual meeting of shareholders. At each subsequent Annual Meeting, the successors to the class of directors whose terms expire at that meeting would be elected for a three-year term. The existing members of the Board of Directors would be placed in the classes whose terms of office expire at the 1997 and 1998 annual meetings, respectively, as described under "Directors and Executive Officers." The proposed amendment will not change the shareholder vote required for the election of directors, which is by plurality of the votes cast by the holders of shares entitled to vote in the election. Set forth as Exhibit B is the text of the first two paragraphs of Article NINTH marked to show the changes to be made by the proposed amendment to continue the classification of the Board.

Alternative Amendment Regarding the
Composition of the Board of Directors

          If the proposed amendment to continue the classification of the Board of Directors is not adopted by the shareholders at the Meeting, the Board of Directors has proposed an alternative amendment to the Certificate of Incorporation providing for a Board of Directors consisting of from five to ten Directors, with the actual number being set from time to time by resolution of the Board. If this amendment is adopted by the shareholders, the Board currently intends to set the number of Directors initially at six, the number of Directors currently in office. As Article NINTH requires that a majority of the entire Board of Directors be present at a meeting for the Board to take any action, the presence of four vacancies in the current ten member Board means that the unavailability of any serving director is sufficient to prevent the Board from meeting or taking any action, regardless of the urgency of the situation. As stated under "Directors and Executive Officers," the Board believes that a six-member Board of Directors is appropriate for the Company. The Board is proposing nine Directors as the size of the proposed classified Board of Directors because New York law requires at least three directors in each class and, as stated above, the Board thinks that, consistent with the corporate governance provisions promulgated with the Company's creditors as part of the Company's Plan of Reorganization, a classified Board of Directors is in the best interests of the Company and its shareholders. Set forth as Exhibit C hereto is the text of the first two paragraphs of Article NINTH marked to show the changes to be made by such proposed amendment.

Removal of Directors

          The Certificate of Incorporation currently provides that directors may be removed by the shareholders with or without cause, but that prior to December 31, 1995 any such removal requires the affirmative vote of 80% of the outstanding shares of the Company's Common Stock. The proposed amendment would permit the removal of Directors only for cause by eliminating the provision permitting the removal of Directors without cause. This amendment would prevent the holders of a majority of the outstanding shares of Common Stock gaining control of the Board at any time by from removing the incumbent directors and simultaneously filling the vacancies created by removal with their own nominees. Furthermore, if the classified board amendment is passed, this amendment is necessary to preclude the circumvention of the classified board provisions by such a group of shareholders. See the Footnote to either Exhibit B or Exhibit C for the actual change to the text of Article NINTH to be made by the proposed amendment.

Calling of Special Meetings of Shareholders

          Under the Certificate of Incorporation, special meetings of the shareholders of the Company may be called by the Board of Directors or upon the written request of the holders of 25% or more of the outstanding shares of Common Stock. The proposed amendment would permit the calling of a special meeting of shareholders on the written consent of the holders of not less than a majority of the outstanding shares of Common Stock. (The Board would continue to have the power to call such meetings.) The presence in person or by proxy of the majority of the outstanding shares of Common Stock is necessary for a quorum of any shareholder meetings. The Board of Directors believes that this amendment would help prevent minority shareholders from putting the Company "in play". It would not prevent the holders of a majority of the outstanding shares from requiring the Company to hold a special meeting or adversely affect any person's ability to solicit proxies from other shareholders to make such a written request. The amendment would, however, make it more difficult for the holders of less than a majority of the outstanding shares from calling a special meeting. Set forth as Exhibit D is the text of Article EIGHTH of the Certificate of Incorporation marked to show the changes to be made by the proposed amendment.


                           SHAREHOLDERS' PROPOSALS

          Proposals of shareholders to be presented at the annual meeting to be held in 1995 must be received for inclusion in the Company's proxy statement and form of proxy by October 3, 1995.

                                   GENERAL

          The Board of Directors does not know of any matters other than those specified in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment. In the event that any nominee is unable to serve as a director at the date of the meeting, the enclosed form of proxy will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy.

          Under New York Law and the Company's Certificate of Incorporation and By-laws, if a quorum is present, directors are elected by a plurality of the votes cast by the holders of shares entitled to vote thereon. A majority of the outstanding shares entitled to vote, present in person or represented by proxy constitutes a quorum. Shares represented by proxies withholding votes from all nominees will be counted only for purposes of determining a quorum.
If a quorum is established, Directors will be elected by plurality vote. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote will be necessary for the adoption of any of the proposed amendments to the Certificate of Incorporation.

Consequently, an abstention or broker non-vote with respect to any proposed amendment will have the same effect as a vote against it.

          KPMG Peat Marwick LLP has been engaged as the Company's independent auditors for 1995. A representative of KPMG Peat Marwick LLP is expected to be present at the shareholders' meeting with the opportunity to make a statement if such representative desires to do so, and is expected to respond to appropriate questions. On October 6, 1994, the Company dismissed Ernst & Young as the Company's independent auditor. Both the dismissal of Ernst & Young and the concurrent engagement of KPMG Peat Marwick LLP were approved by the Board of Directors. The Company believes that there were disagreements revolving around issues relating to the accounting for certain repurchases of its Common Stock and the manner in which such issues were dealt with. Such issues were resolved to the satisfaction of Ernst & Young. Ernst & Young's report on the Company's consolidated financial statements for the year ended December 31, 1993 (the only fiscal year for which Ernst & Young served as the Company's principal accountants) did not contain an adverse opinion or a disclaimer audit scope or accounting principles.

          The entire cost of soliciting proxies hereunder will be borne by the Company. Proxies will be solicited by mail, and may be solicited personally by directors, officers or regular employees of the Company who will not be compensated for their services.

          The Company intends to furnish to its shareholders an annual report containing audited financial statements. Shareholders who would like a copy of the Company's 1994 Annual Report on Form 10-K, filed with the Securities Exchange Commission may obtain one, without charge, by writing to: Kim I. Pressman, Secretary, Price Communications Corporation, 45 Rockefeller Plaza, Suite 3201, New York, New York 10020.

New York, New York
February 1, 1995

                                                                    EXHIBIT A

                  PROPOSED AMENDMENTS TO THE CERTIFICATE OF
            INCORPORATION (I) INCREASING THE NUMBER OF AUTHORIZED
                SHARES OF PREFERRED STOCK AND (II) AUTHORIZING
        THE BOARD OF DIRECTORS TO ESTABLISH SERIES OF PREFERRED STOCK


          If the proposed amendment increasing the number of shares of Preferred Stock that the Company has authority to issue is adopted, paragraph A of Article FOURTH of the Certificate of Incorporation will be amended to read as follows (bold, underscored type indicates additions, strike through type indicates deletions):


                                      A.

          The total number of shares of capital stock which the Corporation shall have authority to issue is [Fifty] Sixty Million [(50,000,000)] (60,000,000) shares, of which Forty Million (40,000,000) shares shall be common stock, $.01 par value per share (the "Common Stock"), and [Ten] Twenty Million [(10,000,000)] (20,000,000) shares shall be preferred stock, par value $.01 per share (the "Preferred Stock"). Shares of capital stock of the Corporation may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors, and shares issued for such consideration shall be fully paid and nonassessable.




          If the proposed amendment eliminating the shareholder authorization requirement for series of Preferred Stock established by the Board of Directors is adopted, paragraph C of Article FOURTH of the Certificate of Incorporation will be amended to read as follows (bold, underscored type indicates additions, strike through type indicates deletions):


                                      C.

          The Corporation may issue Preferred Stock from time to time in one or more series as may be established by the adoption of a resolution or resolutions relating thereto by the Board of Directors and [authorized by the Corporation's shareholders and] set forth in a certificate of amendment prepared and delivered in accordance with Section 805 of the Business Corporation Law, with each series having such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof or thereon, as shall be stated and expressed therein.

                                                                    EXHIBIT B

                          PROPOSED AMENDMENT TO THE
                   CERTIFICATE OF INCORPORATION CONTINUING
                 THE CLASSIFICATION OF THE BOARD OF DIRECTORS


          If the proposed amendment to continue the classification of the Board of Directors is adopted, the first two paragraphs of Article NINTH of the Certificate of Incorporation will be amended to read as follows (bold, underscored type indicates additions, strike through type indicates deletions):



          The number of directors constituting the entire Board of Directors of the Corporation shall be [ten (10)] nine (9). Election of directors need not be by ballot unless the By-laws so provide. Each director shall hold office for the term for which elected and until the election and qualification of his or her successor. Directors may be removed by vote of the shareholders for [or without] cause; provided, however, that during the period from the Effective Date through the third anniversary of the Effective Time (hereinafter referred to as the "Restricted Period"), any such removal shall require the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock.

          The directors of the Corporation [initially] shall be divided into three classes. The terms of the directors shall be staggered, with three (3) directors serving initial [one year] terms ([or] until the [first succeeding] 1996 annual meeting of shareholders), three (3) director serving initial [two year] terms ([or] until the [second succeeding] 1997 annual meeting of shareholders), and [four (4)] three (3) directors serving initial [three year] terms ([or] until the [third succeeding] 1998 annual meeting of shareholders). [The classification of the Board of Directors into classes shall terminate on the third anniversary of the Effective Time (or at the third succeeding annual meeting of shareholders), and, to the extent permitted by the Business Corporation Law, the term of each director then in office will end at such time, and thereafter all directors shall be elected for one year terms.] At each annual meeting after such initial classification, three directors to replace those whose terms of office at such annual meeting shall be elected to hold office until the third succeeding annual meeting.










(1) If the proposed amendment eliminating the removal of Directors without cause is adopted, the words "or without" will be deleted from this sentence.

                                                                    EXHIBIT C

                    ALTERNATIVE PROPOSED AMENDMENT TO THE
                    CERTIFICATE OF INCORPORATION PROVIDING
                  FOR A BOARD OF FROM FIVE TO TEN DIRECTORS


          If the proposed amendment to continue the classification of the Board of Directors is NOT adopted and the alternative proposed amendment providing for a Board of Directors of from five to ten members is adopted, the first two paragraphs of Article NINTH of the Certificate of Incorporation will be amended as follows (bold, underscored type indicates additions, strike through type indicates deletions):



          The number of directors constituting the entire Board of Directors of the Corporation shall be [ten (10)] not less than five (5) and not more than ten
(10), with the actual number of Directors being set from time to time by resolution of the Board. Election of directors need not be by ballot unless the By-laws so provide. Each director shall hold office for the term for which elected and until the election and qualification of his or her successor. Directors may be removed by vote of the shareholders for [or without] cause; provided, however, that during the period from the Effective Date through the third anniversary of the Effective Time (hereinafter referred to as the "Restricted Period"), any such removal shall require the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock.

          [The directors of the Corporation initially shall be divided into three classes. The terms of the directors shall be staggered, with three (3) directors serving initial one year terms (or until the first succeeding annual meeting of shareholders), three (3) director serving initial two year terms (or until the second succeeding annual meeting of shareholders), and four (4) directors serving initial three year terms (or until the third succeeding annual meeting of shareholders). The classification of the Board of Directors into classes shall terminate on the third anniversary of the Effective Time (or at the third succeeding annual meeting of shareholders), and, to the extent permitted by the Business Corporation Law, the term of each director then in office will end at such time, and thereafter all directors shall be elected for one year terms.]













(2) If the proposed amendment eliminating the removal of Directors without cause is adopted, the words "or without" will be deleted from this sentence.

                                                                    EXHIBIT D

            PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                  PERMITTING THE HOLDERS OF NOT LESS THAN A
                  MAJORITY OF THE OUTSTANDING SHARES TO CALL
                      A SPECIAL MEETING OF SHAREHOLDERS


          If the proposed amendment permitting a majority of the holders of not less than a majority of the outstanding shares to call a special meeting of shareholders is adopted, Article EIGHTH of the Certificate of Incorporation will be amended to read as follows (bold, underscored type indicates additions, struck through type indicates deletions):




          A special meeting of the shareholders may be called only by (i) the Board of Directors or (ii) upon the written request of the holders of 25% or more a majority of the outstanding shares of Common Stock.

                                    PROXY


                       PRICE COMMUNICATIONS CORPORATION
                             45 Rockefeller Plaza
                          New York, New York  10020



                        ANNUAL MEETING OF SHAREHOLDERS


          The undersigned hereby appoints Robert Price and Kim I. Pressman and each of them, with full power of substitution, proxies of the undersigned, to vote all shares of Common Stock of Price Communications Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Wednesday, March 1, 1995, at 10:00 o'clock a.m., Eastern Standard Time at the offices of Proskauer Rose Goetz & Mendelsohn, 1585 Broadway, New York, New York, 10036 and at any adjournments thereof. The undersigned hereby revokes any proxy heretofore given with respect to such shares.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


          This Proxy, when properly executed and returned, will be voted in the manner directed below. If no direction is made, this Proxy will be voted FOR all nominees and FOR proposals (2), (3), (4), (6) and (7) and, if proposal (4) fails to pass, FOR proposal (5).
The Board of Directors recommends votes FOR the election of all nominees and FOR each proposal.

(1)  Election of Directors:

     ____ FOR ALL NOMINEES LISTED (Except as marked below to the contrary)

     ____ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED
     (Instructions:  To withhold authority to vote for any individual nominee, write such name(s) in the space provided below.)
     NOMINEES: Robert PriceGeorge H. CadgeeRobert F. EllsworthRobert PaulKim I. PressmanSteven Price
     Withholding authority for:  _________________________________________________________________________

(2)  Proposal to amend the Certificate of Incorporation to increase the number of shares of Preferred Stock which the Company shall have the authority to issue to 20,000,000 shares.

     ____ FOR       ____AGAINST    ____ ABSTAIN

(3)  Proposal to amend the Certificate of Incorporation to authorize the Board of Directors to establish series of Preferred Stock for acquisitions and other purposes.

     ____ FOR       ____AGAINST    ____ ABSTAIN

(4)  Proposal to amend the Certificate of Incorporation to continue with nine Directors the classification of the Board of
     Directors currently in place pursuant to the Company's court-ordered Plan of Reorganization.

     ____ FOR       ____AGAINST    ____ ABSTAIN

(5)  Proposal to amend the Certificate of Incorporation, if proposal number four is not adopted, to provide for a Board of from five to ten Directors.

     ____ FOR       ____AGAINST    ____ ABSTAIN

(6)  Proposal to amend the Certificate of Incorporation to permit the removal of Directors only for cause by deleting the provision allowing Directors to be removed without cause.

     ____ FOR       ____AGAINST    ____ ABSTAIN

(7)  Proposal to amend the Certificate of Incorporation to permit the holders of not less than a majority of the outstanding shares by the Company's Common Stock to call a special meeting of shareholders.

     ____ FOR       ____AGAINST    ____ ABSTAIN

(8)  In their discretion on any other matters properly coming before the meeting or any adjournments thereof.

     If no direction is made, this Proxy will be voted FOR all nominees listed above and FOR each of proposal (2), (3), (4), (6)
     and (7) and, if proposal (4) fails to pass, FOR proposal (5).

     ________________________________________________ Dated:  ___________________, 1995
     Signature(s) of shareholders(s)
     Please sign above exactly as your name or names appear hereon.  If shares are registered in more than one name, each joint owner or fiduciary should sign.  When signing as executor, administrator, personal representative, attorney, agent, trustee or guardian, please give full title as such.

